Exhibit 10.2

BAKERS FOOTWEAR GROUP, INC.

2012 INCENTIVE COMPENSATION PLAN

RSU AWARD AGREEMENT

To:	[ ] (“Participant”)

From:	[Peter A. Edison]

Date:	[ , 2012] (the “Grant Date”)

File:	Bakers Footwear Group, Inc. 2012 Incentive Compensation Plan (the “Plan”)

Re:	Award of Restricted Stock Units under the Plan

The Compensation Committee of the Board of Directors (the “Committee”) has granted to the undersigned Participant an award (“Award”) of [            (            )] restricted stock units (“RSUs”). Each RSU shall entitle the Participant to receive one share of Common Stock, par value $0.0001 per share (“Common Stock”) of Bakers Footwear Group, Inc. (the “Company”) under the terms of the Plan upon vesting in the future in accordance with and subject to all other terms and conditions described in this Award Agreement. This Award is subject to all the terms of the Plan, a copy of which has been delivered to the Participant.

The following are terms, conditions and provisions applicable to this Award:

1. RSUs. All of the RSUs shall be subject to the prohibition on the transfer of the RSUs and the obligations to forfeit the RSUs to the Company as set forth in this Award Agreement. The Company shall maintain a book keeping entry or other evidence in respect of each RSU until payout, forfeiture or lapse.

2. Effect of the Plan. The RSUs awarded to the Participant are subject to all of the terms and conditions of the Plan, a copy of which has been provided to the Participant, which terms and conditions are incorporated herein for all purposes, and of this Agreement together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. In the event of any inconsistency or conflict between the terms of the Plan and those of this Award, the terms of the Plan shall prevail. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of the Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to the Participant hereunder, and this Award shall be subject, without further action by the Company or the Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

3. Restrictions. Unless otherwise determined by the Committee, the RSUs shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred except by will or the laws of descent and distribution. Any attempted assignment of any RSUs in violation of this Agreement shall be null and void. The Company shall not be required to honor the transfer of any RSUs that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan.

4. Forfeiture of RSUs prior to Vesting. Except as determined by the Committee in its discretion pursuant to Section 5(c), if the Participant terminates employment (or capacity as a Director) with the Company prior to the date on which he or she is issued Common Stock in respect of the RSUs pursuant to this Agreement for any reason, then the Participant (or the Participant’s estate, as applicable) shall, for no consideration, forfeit such RSUs with respect to which Common Stock has not yet been delivered.

5. Vesting Triggers.

(a) Subject to the requirements herein for the Participant to remain continuously employed (or in service as a Director) with the Company for the Minimum Period (as defined below) and until payout of the RSUs, upon the occurrence of the First Vesting Trigger, the Employee shall be eligible for a potential payment with respect to 33 1/3% of the aggregate number of RSUs specified above, which percentage shall increase to 66 2/3% of such number upon the occurrence of the Second Vesting Trigger and 100% of such number upon the occurrence of the Third Vesting Trigger (each such date a “Vesting Date”). Any fractional shares shall be rounded down.

(b) Each of the First Vesting Trigger, Second Vesting Trigger and Third Vesting Trigger are referred to herein as “Vesting Triggers”. The First Vesting Trigger occurs when the Fair Market Value of the Company’s Common Stock closes at or above $2.00 per share for ten consecutive Trading Days. The Second Vesting Trigger occurs when the Fair Market Value of the Company’s Common Stock closes at or above $2.50 per share for ten consecutive Trading Days. The Third Vesting Trigger occurs when the Fair Market Value of the Company’s Common Stock closes at or above $3.00 per share for ten consecutive Trading Days. In addition to the foregoing, the Participant must remain continuously employed (or in service as a Director) with the Company from the Grant Date through the second anniversary of the Grant Date (the “Minimum Period”) prior to the satisfaction of any Vesting Trigger. If any of the Vesting Triggers would have otherwise occurred prior to the end of the Minimum Period but for the elapse of the Minimum Period, then such Vesting Trigger(s) shall be deemed to have been satisfied at the end of such Minimum Period, and the Vesting Date with respect to such Vesting Trigger(s) that were otherwise satisfied during the Minimum Period shall be deemed to be the last day of the Minimum Period. After the lapse of the Minimum Period, the Vesting Date with respect to each Vesting Trigger shall be the last Trading Day in such consecutive ten day period as specified by that Vesting Trigger.

(c) After satisfaction of the Minimum Period and respective Vesting Trigger, the applicable portion of the RSUs shall be paid in Common Stock as described in Section 8; provided, however, no Common Stock shall be issued with respect to such RSUs, and such RSUs shall be forfeited immediately to the Company, without consideration, if the Participant shall not have been continuously employed (or in service as a Director) with the Company until, and including, the date on which such Common Stock is issued. Notwithstanding the foregoing, or Section 4, the Committee may, in its sole and absolute discretion, and to the extent consistent with Section 409A of the Code, vest and immediately issue Common Stock with respect to all or a portion of the RSUs in full, pro rata, or otherwise, or not at all, as it may determine, at such earlier time as the Committee may determine in its sole discretion, including, but not limited to, events of death, disability, other terminations of employment, or otherwise as determined by the Committee.

6. Expiration Date. Any RSUs with respect to which Vesting Trigger(s) have not been satisfied prior to the fifth anniversary from the Grant Date shall lapse and be of no further force or effect. Any RSUs with respect to which Vesting Trigger(s) have been satisfied prior to such fifth anniversary may be paid out after such date, subject to all terms and conditions hereof, including the requirement to remain continuously employed (or serve as a Director) until payment.

7. No Rights. RSUs represent an unsecured promise of the Company to issue shares of Common Stock of the Company as otherwise provided in this Agreement. The RSUs do not represent a current interest in any shares of Common Stock. The Participant shall have no rights of a shareholder of the Company arising from the Award of RSUs except to the extent and with respect to shares of Common Stock that have been issued pursuant to the terms of this Award Agreement.

8. Issuance of Common Stock.

(a) In accordance with the Vesting Triggers and subject to all terms and conditions set forth in this Agreement and the Plan, the Company shall issue and deliver to the Participant the number of shares of Common Stock equal to the number of RSUs with respect to which the applicable Vesting Trigger has been satisfied (subject to any reductions for tax withholding or otherwise to the extent permitted under the Plan or this Agreement) in accordance with the following schedule, subject to the risks of forfeiture as described in Section 5(c) and provided that the Participant remains continuously employed (or in service as a Director) with the Company on each payment date: Unless otherwise determined by the Committee, the RSUs with respect to which the applicable Vesting Trigger has been satisfied shall be paid out in four equal installments on each of the next four succeeding Payment Dates (defined below) relating to each of the Company’s next four fiscal quarters following the applicable Vesting Date until all of such RSUs with respect to which the applicable Vesting Trigger has been satisfied shall be paid.

(b) Unless otherwise determined by the Committee, the Payment Dates with respect to each fiscal quarter shall be determined by the Committee, and may vary by Participant or Award, based on the next anticipated “open window” next succeeding the end of that fiscal quarter in which the applicable Vesting Date occurs under the Company’s policy on Securities Trades by Company Personnel, provided, however, that a Payment Date with respect to each fiscal quarter may not be more than 150 days after the end of that fiscal quarter and, subject to all of the terms and conditions set forth in this Agreement and the Plan, including continuous employment on the date of payment, full payment of an RSU must occur not later than two calendar years after the Vesting Date with respect to that RSU. For illustrative purposes only, and not in limitation of the foregoing, if the Vesting Date with respect to an RSU occurred on March 1, 2015, the Committee may select a Payment Date in the “open window period” subsequent to the issuance of the Company’s earnings release with respect to that first fiscal quarter of 2015 in which the Vesting Date occurred (e.g., a Payment Date in mid June 2015). The foregoing does not limit the Committee’s discretion set forth in Section 5(c).

(c) Evidence of the issuance of the shares of Common Stock pursuant to this Agreement may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate including, without limitation, electronic registration, book-entry registration or issuance of a certificate or certificates in the name of the Participant or in the name of such other party or parties (including a surviving spouse, heirs, or estate ) as the Company and its authorized representatives shall deem appropriate. Participant must pay or have withheld by the Company an amount of cash equivalent to any applicable par value with respect to any amounts of Common Stock received.

9. Code Section 409A. It is the Company’s and the Participant’s intent that the RSUs under this Award Agreement not be treated as deferred compensation under Code Section 409A (and any regulations or other guidance promulgated thereunder) and that any ambiguities in construction be interpreted in order to effectuate such intent. Notwithstanding any other provision of this Award Agreement, the Committee may (but shall have no obligation to) amend from time to time the provisions hereof to the extent necessary to prevent the application of (or to comply with) Code Section 409A.

10. Community Interest of Spouse. The community interest, if any, of any spouse of the Participant in any of the RSUs shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring the Participant’s interest in such RSUs to be so forfeited and surrendered pursuant to this Agreement.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.

12. Tax Matters.

(a) The vesting of any RSUs and the issuance of shares of Common Stock pursuant to this Agreement or other payment hereunder shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). By execution of this Agreement, the Participant shall be deemed to have authorized the Company to withhold from the shares of Common Stock issued the shares of Common Stock necessary to satisfy the Participant’s required minimum statutory withholding taxes, if any. Notwithstanding the foregoing, the Company may require that the Participant satisfy the Participant’s Required Withholding, if any, by any other means the Company, in its sole discretion, considers reasonable. The obligations of the Company under this Agreement shall be conditioned on such satisfaction of the Required Withholding.

(b) The Participant acknowledges that the tax consequences associated with the Award are complex and that the Company has urged the Participant to review with the Participant’s own tax advisors the federal, state, and local tax consequences of this Award. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this Agreement.

13. No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment (or capacity as a Director) of the Participant For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

14. Committee Discretion. The Committee shall have authority, subject to the express provisions of the Plan, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect. All action by the Committee under the provisions of this paragraph shall be conclusive for all purposes.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri without reference to its principles of conflict of laws.

16. Entire Agreement. This Agreement sets forth the entire agreement, and supersedes all other agreements and understandings, whether oral or written, by and between the parties relating to the subject matter hereof.

17. Severability. In the event any provision of this Agreement is found to be unlawful, void or unenforceable, the remaining provisions of this Agreement shall remain in force and valid.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RESTRICTED STOCK UNITS SUBJECT TO THIS AWARD SHALL VEST AND THE RESTRICTIONS RESULTING IN THE FORFEITURE OF THE RESTRICTED STOCK UNITS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S SERVICE TO THE COMPANY AND THE SATISFACTION OF THE VESTING TRIGGERS OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE RESTRICTED STOCK UNITS). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS

AGREEMENT OR THE PLAN SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S SERVICE TO THE COMPANY. The Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Unit Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and the Participant has executed this Agreement, all as of the date first above written.

BAKERS FOOTWEAR GROUP, INC.

By:

Title:

PARTICIPANT

Signed:

Dated: